                            RESOURCE AMERICA, INC.

                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock


     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing shares of common stock, $0.01 par value per share, of Resource America, Inc., a Delaware corporation, are not immediately available, or if the procedure for book-entry transfer described in the Offer to Purchase dated September 26, 2000 and the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of DTC (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                       The Depositary for the offer is:
                    American Stock Transfer & Trust Company

By Mail or Overnight Delivery:     By Facsimile Transmission (for EligibleInstitutions Only):          By Hand Delivery:
     59 Maiden Lane                                    (718) 234-5001                           59 Maiden Lane - Ground Floor
New York, New York 10038                Confirm Receipt of Facsimile by Telephone:                 New York, New York 10038
                                                       (718) 921-8200

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery. Deliveries to Resource America will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to DTC will not constitute valid delivery to the Depositary.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

        THE GUARANTEE ON THE LAST PAGE OF THIS NOTICE MUST BE COMPLETED.

Notice of Guaranteed Delivery:


     The undersigned tenders to Resource America at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in
Section 3 of the Offer to Purchase.

              Number of shares to be tendered: ___________shares.


              Shares Tendered at Price Determined by Shareholder
               (See Instruction 5 to the Letter of Transmittal)

     By checking one of the following boxes below instead of the box under "Shares Tendered at Price Determined Pursuant to the Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Resource America for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.


        Price (In Dollars) per Share at Which Shares Are Being Tendered


                       / / $9.000     / / $10.000     / / $11.000
                       / / $9.125     / / $10.125
                       / / $9.250     / / $10.250
                       / / $9.375     / / $10.375
                       / / $9.500     / / $10.500
                       / / $9.625     / / $10.625
                       / / $9.750     / / $10.750
                       / / $9.875     / / $10.875

                                      OR

           Shares Tendered at Price Determined Pursuant to the Offer
               (See Instruction 5 to the Letter of Transmittal)


     / / The undersigned wants to maximize the chance of having Resource America purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Resource America in accordance with the terms of the offer. This action could result in the undersigned receiving a price per share as low as $9.00.


_______________________________________________________________________________
Signature(s): _______________________  Daytime Area Code and Telephone Number:

Name(s) of Record Holder(s):_________  ______________________________________
                                               Please Type or Print

                                       Date:_____________________________, 2000

_____________________________________  If shares will be delivered by book-entry transfer, provide the
_____________________________________  following information:

Certificate No.(s):__________________  Account No.:___________________________

 Address:____________________________  _______________________________________
                             Zip Code
_______________________________________________________________________________

                                   Odd Lots

     To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares (not including any shares held in Resource America's Employee Stock Ownership Plan or in its 401(k) Investment Savings Plan). The undersigned either (check one box):

  / / is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

  / / is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) of shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each person was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

  / / at the purchase price determined by Resource America in accordance with the terms of the offer (persons checking this box need not indicate the price per share below); or

  / / at the price per share indicated below in the section captioned "Shares
      Tendered at Price Determined by Shareholder."


                              Conditional Tender

     You may condition your tender of shares upon Resource America purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by Resource America pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is your responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

  / / The minimum number of shares that must be purchased, if any are purchased is: _____________ shares.

                                   GUARANTEE
                  (Not to be used for a signature guarantee)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at DTC, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of DTC, and any other required documents, all within 3 business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the Eligible Institution.

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Name of Firm:
             -----------------------------------------------------------------

Address:
        ----------------------------------------------------------------------

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                                  Zip Code
                                           -----------------------------------

Area Code and Telephone Number:
                               -----------------------------------------------

Authorized Signature:
                     ---------------------------------------------------------

Name:
     -------------------------------------------------------------------------

Please Print:
             -----------------------------------------------------------------

Title:
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Dated:           , 2000
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Note: Do not send share certificates with this form. Certificates for shares should be sent with the Letter of Transmittal.


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